Exhibit 21.1
Subsidiaries of the Registrant
(as of June 28, 2026)
1-800-FLOWERS Retail Inc. (Delaware)
1-800-FLOWERS Service Support Center, Inc. (New York)
1-800-FLOWERS Team Services, Inc. (Delaware)
1-800-Flowers.com DO Brasil Participacoes LTDA (Brazil)
1-800-FLOWERS.COM Franchise Co., Inc. (Delaware)
1800Flowers.com Australia Pty LTD (Australia)
1873349 Ontario Inc. (Canada)
18F UK Holding Company Limited (United Kingdom)
18F Virginia, Inc. (Virginia)
800-Flowers, Inc. (New York)
Alice’s Table LLC (Delaware)
Bear Creek Orchards, Inc. (Delaware)
BloomNet, Inc. (Delaware)
Celebrations.com, LLC (Delaware)
Cheryl & Co. (Ohio)
CI Acquisition, LLC. (Delaware)
Conroy’s Inc. (California)
DesignPac Co., Inc. (Delaware)
DesignPac Gifts LLC (Illinois)
Floranet Iberia S.L. (Spain)
Florists.com, LLC (New York)
Flowerama of America, Inc. (Iowa)
FOL UK Holding Company Limited (United Kingdom)
Fresh Gift Cards, Inc. (Florida)
Goodsey.com, LLC (Delaware)
Great Foods, LLC (Delaware)
Guarded Realty Holdings, LLC (Delaware)
Harry & David Holdings, Inc. (Delaware)
Harry & David Operations, Inc. (Delaware)
Harry and David, LLC (Oregon)
MyFlorist.net, LLC (Delaware)
Napco Marketing Corp. (Delaware)
Personalization Universe, LLC (Delaware)
PersonalizationMall.com, LLC (Delaware)
Plants.com, LLC (Delaware)
Shari's Berries.com, LLC (Delaware)
The Popcorn Factory, Inc. (Delaware)
TR Acquisition, LLC (Delaware)
Vital Choice Seafood LLC (Delaware)